SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed  by  the  Registrant                              |X|
Filed  by  a  Party  other  than  the  Registrant       |_|

Check  the  appropriate  box:

|_|    Preliminary  Proxy  Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|    Definitive  Proxy  Statement
|_|    Definitive  Additional  Materials
|_|    Soliciting  Material  Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                    SBE, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not applicable
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

|X|    No  fee  required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1.     Title  of  each  class of securities to which transaction applies:

       2.     Aggregate  number  of  securities  to  which  transaction applies:

       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4.     Proposed  maximum  aggregate  value  of  transaction:

       5.     Total  fee  paid:

|_|    Fee  paid  previously  with  preliminary  materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.     Amount  Previously  Paid:

       2.     Form,  Schedule  or  Registration  Statement  No.:

       3.     Filing  Party:

       4.     Date  Filed:

[SBE  LOGO]
                                    SBE, INC.
                             4550 NORRIS CANYON ROAD
                          SAN RAMON, CALIFORNIA  94583

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 21, 2000

TO  THE  STOCKHOLDERS  OF  SBE,  INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SBE, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, March 21, 2000, at 5:00 p.m. local time, at the Company's principal offices at 4550 Norris Canyon Road, San Ramon, California, for the following purposes:

     1. To elect one director to hold office until the 2003 Annual Meeting of Stockholders.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending October 31, 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on January 31, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                       By  Order  of  the  Board  of  Directors

                                       /s/ Timothy J. Repp

                                       Timothy  J.  Repp
                                       Chief Financial Officer, Vice President,
                                       Finance  and Secretary
San  Ramon,  California
February  21,  2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR
OTHER  NOMINEE  AND  YOU  WISH  TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE
RECORD  HOLDER  A  PROXY  ISSUED  IN  YOUR  NAME.

                                    SBE, INC.
                             4550 NORRIS CANYON ROAD
                          SAN RAMON, CALIFORNIA  94583

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 21, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The  enclosed  proxy  is solicited on behalf of the Board of Directors (the
"Board") of SBE, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, March 21, 2000, at 5:00 p.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices at 4550 Norris Canyon Road, San Ramon, California. The Company intends to mail this proxy statement and accompanying proxy card on or about February 21, 2000 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING  RIGHTS  AND  OUTSTANDING  SHARES

     Only holders of record of Common Stock at the close of business on January 31, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 2,905,861 shares of Common Stock.

     Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY  OF  PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the

Secretary of the Company at the Company's principal executive office, 4550 Norris Canyon Road, San Ramon, California 94583, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

STOCKHOLDER  PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is October 24, 2000. Stockholder proposals or nominations for director that are not to be included in such proxy statement and proxy must be submitted between November 21, 2000 and December 21, 2000. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

     The Company's Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of four members. William B. Heye, Jr. is currently a director of the Company who was previously elected by the stockholders and is the sole current director in the class whose term of office expires in 2000. If elected at the Annual Meeting, Mr. Heye would serve until the 2003 annual meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

     Set forth below is biographical information for the nominee and each person whose term of office as a director will continue after the Annual Meeting.

                   NOMINEE FOR ELECTION FOR A THREE-YEAR TERM
                       EXPIRING AT THE 2003 ANNUAL MEETING

     WILLIAM  B.  HEYE,  JR.

     Mr. Heye, 61, has served as President, Chief Executive Officer and a director of the Company since November 1991. From 1989 to November 1991, he served as Executive Vice President of Ampex Corporation, a manufacturer of high-performance scanning recording systems, and President of Ampex Video Systems Corporation, a wholly-owned subsidiary of Ampex Corporation and a manufacturer of professional video recorders and editing systems for the television industry. From 1986 to 1989, Mr. Heye served as Executive Vice President of Airborn, Inc., a manufacturer of components for the aerospace and military markets. Prior to 1986, Mr. Heye served in various senior management positions at Texas Instruments, Inc. in the United States and overseas, including Vice President and General Manager of Consumer Products and President of Texas Instruments Asia, Ltd., with headquarters in Tokyo, Japan.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF THE NAMED NOMINEE

          DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

     RAIMON  L.  CONLISK

     Mr. Conlisk, 77, has served as a director since 1991 and has served as Chairman of the Board since December 1997. Since April 1994, Mr. Conlisk has served as Chairman of the Board of Directors of Exar Corporation ("Exar"), a manufacturer of application-specific integrated circuits. Mr. Conlisk also has served as a director of Exar since 1985. From 1977 until his retirement in 1999, Mr. Conlisk was President of Conlisk Associates, a management consulting firm serving high-technology companies in the United States and foreign countries. From 1991 through 1998, Mr. Conlisk served as a director of XeTel Corporation, a contract manufacturer of electronic equipment. Mr. Conlisk was President, from 1984 to 1989, and Chairman of the Board of Directors, from 1989 until retirement in June 1990, of Quantic Industries, Inc. ("Quantic"), a manufacturer of electronic systems and devices for aerospace, defense, and factory automation applications, and he served as a director of Quantic from 1970 until retirement. From 1970 to 1973 and from 1987 to 1990, Mr. Conlisk served as a director of the American Electronics Association.

     RANDALL  L-W.  CAUDILL

     Dr. Caudill, 52, has served as a director since 1997. From January 1997 to date, Dr. Caudill has been President of Dunsford Hill Capital Partners, a consulting firm serving high-technology and biotechnology companies in the United States and abroad. From February 1993 to December 1996, Dr. Caudill served as Managing Director of the San Francisco corporate finance office of Prudential Securities, an investment banking firm. From June 1987 to February 1993, Dr. Caudill was Managing Director in charge of Prudential Securities' Mergers and Acquisitions Department, and he served as co-head of the Investment Banking department in 1991. Dr. Caudill serves as a director of: PLM International, Inc., an international diversified equipment leasing company; Northwest Biotherapeutics, Inc., a developer of prostate cancer diagnostic and therapeutic products; Ramgen Inc., an electric power generation company; and Loc8.net, Inc, a developer of GPS-based location devices. Dr. Caudill received a D. Phil. from Oxford University, where he was a Rhodes Scholar and a teaching fellow.

           DIRECTOR CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     RONALD  J.  RITCHIE

     Mr. Ritchie, 59, has served as a director since 1997. From October 1999 to date, Mr. Ritchie has been president of Ritchie Associates, a business and management consulting firm. Mr. Ritchie served as Chairman of the Board of VXI Electronics, Inc., a supplier of power conversion components, from February 1998 until its acquisition by Celestica Inc. in September 1999. Mr. Ritchie was President and CEO of Akashic Memories Corporation, a firm supplying thin film hard disk media to manufacturers of disk drive products, from November 1996 to January 1998. Mr. Ritchie was President of Ritchie Associates, a business and management consulting firm, from May 1994 to November 1996. From August 1992 to April 1994, Mr. Ritchie was President and Chief Operating Officer of Computer Products, Inc., a supplier of power conversion components and system applications for the computer and networking industry. Prior to August 1992, Mr. Ritchie held President or senior executive positions at Ampex Corporation,

Canaan Computer Corporation, Allied Signal Corporation and Texas Instruments. Mr. Ritchie also serves as director of PixTech, Inc. a provider of field emission displays to worldwide customers.


BOARD  COMMITTEES  AND  MEETINGS

     During the fiscal year ended October 31, 1999, the Board held five meetings. The Board has an Audit Committee and a Compensation Committee, but does not have a nominating committee or any committee performing a similar function.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; and performs other related duties delegated to such committee by the Board. The Audit Committee, which consists of two non-employee directors, Dr. Caudill and Mr. Conlisk, held two meetings during fiscal 1999.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which consists of two non-employee directors, Messrs. Conlisk and Ritchie, held three meetings during fiscal 1999. Dr. Caudill and George E. Grega, a former non-employee director of the Company, also served as members of the Compensation Committee during portions of fiscal 1999.

     During fiscal 1999, each Board member attended 75% or more of the aggregate Of the meetings of the Board and of the committees on which he served during the fiscal year, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending October 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP or its predecessor, Coopers & Lybrand LLP, has audited the Company's financial statements since 1974. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on this matter and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY  OWNERSHIP  TABLE

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1999 by (a) all those known by the Company to be beneficial owners of more than 5% of its Common Stock; (b) each director and nominee for director; (c) each of the executive officers named in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group.


                  BENEFICIAL OWNER                BENEFICIAL OWNERSHIP(1)
                  ----------------                -----------------------

                                                   NUMBER       PERCENT
                                                  OF SHARES   OF TOTAL(2)
                                                  ---------   -----------
Mr. Steven T. Newby                                 626,144         21.5%
 555 Quince Orchard Road, Suite 606
 Gaithersburg, MD  20878

Mr. William B. Heye, Jr.(3)                         197,813          6.7%
 4550 Norris Canyon Road
 San Ramon, CA  94583

Mr. J. Carlo Cannell(4)                             165,300          5.7%
 600 California Street, Floor 14
 San Francisco, CA  94108

Mr. Raimon L. Conlisk(3)                             12,500            *

Mr. Ronald J. Ritchie(3)                              3,750            *

Dr. Randall L-W. Caudill(3)                           3,750            *

Mr. Michael R. Coker(3)                              92,656          3.1%

Mr. Timothy J. Repp(3)                               47,500          1.6%

Mr. David A. Schaetzel(3)                             4,000          0.1%

All executive officers and directors as a group     361,969         11.6%
(7 persons)(3)


*     Less than one percent.

(1) This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based 2,905,861 shares outstanding on December 31, 1999, adjusted as required by rules promulgated by the SEC.

(3)     Includes  52,500,  12,500, 3,750, 3,750, 85,000, 47,500, and 4,000
        shares that Messrs. Heye, Conlisk, Ritchie, Caudill, Coker, Repp and Schaetzel, respectively, have the right to acquire within 60 days after the date of this table under the Company's option plans.

(4) Represents shares as to which Mr. Cannell has reported that he possesses shared voting and dispositive power. Voting and dispositive power with respect to these shares is held by four entities, of which Mr. Cannell is either general partner or investment advisor.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION  OF  DIRECTORS

     During fiscal 1999, non-employee directors received for their services as directors a quarterly participation fee of $3,000 plus fees of $1,000 for each Board and Committee meeting attended and a fee of $500 for each telephone conference Board or Committee meeting in which such director participated. Each Committee chairman also receives an additional quarterly fee of $750. The Chairman of the Board receives, in lieu of all other fees, a fee of $40,000. In fiscal 1999, the total compensation paid to non-employee directors as directors' fees was $112,500. The members of the Board are also eligible for reimbursement for their expenses in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the 1991 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

     Option grants under the Directors' Plan are non-discretionary. On April 1 of each year (or the next business day should such date be a legal holiday), each member of the Company's Board who is not an employee of the Company is automatically granted under the Directors' Plan, without further action by the Company, the Board or the stockholders of the Company, an option to purchase 5,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan vest in four equal installments commencing on the date one year after the grant of the option, provided that the optionee has, during the entire year prior to each such vesting date, provided continuous service to the Company as a non-employee director or as an employee of the Company or an affiliate of the Company. The term of options granted under the Directors' Plan is five years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction unless any surviving corporation assumes such options or substitutes similar options for such options.

     During fiscal 1999, the Company granted options covering an aggregate of 15,000 shares to the non-employee directors of the Company at an exercise price of $4.50 per share, the fair market value of such Common Stock on the date of grant (based on the closing sales price as reported on the Nasdaq National Market on the date of grant). As of December 31, 1999, 17,750 options had been exercised under the Directors' Plan.

COMPENSATION  OF  EXECUTIVE  OFFICERS

     Summary  Compensation  Table

     The following table shows for the fiscal years ended October 31, 1999, 1998 and 1997, as applicable, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other executive officers at October 31, 1999 (the "Named Executive Officers"):

                                                                 LONG-TERM
                                     ANNUAL COMPENSATION     COMPENSATION AWARDS
                                     -------------------     -------------------
                                                              NUMBER OF SHARES     ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR  SALARY(1)    BONUS   UNDERLYING OPTIONS  COMPENSATION(2)
---------------------------       ----  ---------  --------  ------------------  ---------------
Mr. William B. Heye, Jr.          1999  $ 250,088        --        50,000           $  9,412
President and Chief Executive     1998  $ 243,350        --        50,000           $  9,587
 Officer                          1997  $ 210,060  $ 236,094          --            $ 13,906

Mr. Michael R. Coker              1999  $ 281,804        --        20,000           $  3,558
Vice President, Sales             1998  $ 252,277        --        15,000           $  3,664
                                  1997  $ 264,962  $  71,624       20,000           $ 11,244

Mr. Timothy J. Repp               1999  $ 164,577        --        30,000           $  5,324
Vice President, Finance, Chief    1998  $ 142,506        --        15,000           $  4,567
Financial Officer and Secretary   1997  $ 126,206  $ 102,714          --            $  9,659

Mr. David A. Schaetzel(3)         1999  $ 113,768  $  18,000       34,000           $  3,369
Vice President, Engineering


(1)     Includes amounts earned but deferred at the election of the Named Executive Officer pursuant to the Company's Savings and Investment Plan and Trust.

(2)     Includes  $3,912,  $558, $232 and $200 attributable in fiscal 1999 to Messrs. Heye,
        Coker, Repp  and  Schaetzel,  $4,213, $614, and $217 attributable in fiscal 1998 to
        Messrs.  Heye,  Coker,  and Repp, and $2,394, $357, and $184 attributable in fiscal
        1997  to  Messrs.  Heye,  Coker  and  Repp,  respectively, for premiums paid by the
        Company for group term life insurance.  Also includes $500 attributable  in  fiscal
        1999  to each of Messrs. Heye and Repp for length of service awards.  The remaining sum  for  each  Named  Executive  Officer  was  paid  by  the  Company  as matching contributions to  the  Company's  Savings  and  Investment  Plan  and  Trust.

(3)     Mr.  Schaetzel  became  an  executive  officer  on  June 28,  1999.  Therefore,  no amounts are shown  for  fiscal  1998  or  1997.

     Stock  Option  Information

     The Company grants options to its executive officers under the 1996 Stock Option Plan. The following tables show for fiscal 1999 certain information regarding options granted to the Named Executive Officers during fiscal 1999 and options held by the Named Executive Officers at fiscal year end.

                                       STOCK OPTION GRANTS DURING FISCAL 1999

                                                                                              POTENTIAL REALIZABLE VALUE
                                                                                              AT ASSUMED ANNUAL RATES OF
                                                 INDIVIDUAL GRANTS                             STOCK PRICE APPRECIATION
                            ----------------------------------------------------------------       FOR OPTION TERM
                                NUMBER OF       % OF TOTAL OPTIONS   EXERCISE                 --------------------------
                                SECURITIES          GRANTED TO        OR BASE
                            UNDERLYING OPTIONS     EMPLOYEES IN        PRICE      EXPIRATION
NAME                            GRANTED(1)        FISCAL YEAR(2)    PER SHARE(3)     DATE           5%         10%
--------------------------  ------------------  ------------------  ------------  ----------     --------   ---------


Mr. William B. Heye, Jr.          50,000              11.9%            $ 8.00     12/8/2005      $162,840   $379,487
Mr. Michael R. Coker              20,000               4.8%            $ 8.00     12/8/2005      $ 65,136   $151,795
Mr. Timothy J. Repp               30,000               7.2%            $ 8.00     12/8/2005      $ 97,704   $227,692
Mr. David A. Schaetzel(4)         30,000               7.2%            $ 5.13     07/1/2006      $ 62,592   $145,865
                                   4,000               1.0%            $ 8.00     12/8/2005      $ 13,027   $ 30,359


(1)     Generally,  options granted vest annually in equal increments over a period of four years and have a term of seven  years.

(2)     Options  to  purchase  418,500  shares  of  Common  Stock  were  granted  to  employees  in  fiscal  1999.

(3)     Exercise  price  is the closing sales price of the Company's Common Stock as reported on the Nasdaq National
        Market  on  the  date  of  grant.

(4)     The  option  to  purchase 4,000 shares of Common Stock was granted to Mr. Schaetzel under the Company's 1998
        Non-Officer  Stock  Option  Plan  before  he  became  an  executive  officer.

                                            AGGREGATED OPTION EXERCISES IN FISCAL 1999
                                                 AND FISCAL YEAR-END OPTION VALUES

                                                       Number of Securities
                            Shares                    Underlying Unexercised
                          Acquired on     Value       Options at Fiscal Year        Value of Unexercised
Name                       Exercise    Realized(1)            End               Options at Fiscal Year End(2)
------------------------  -----------  -----------  --------------------------  -----------------------------
                                                    Exercisable  Unexercisable   Exercisable  Unexercisable
                                                    -----------  -------------   -----------  -------------
Mr. William B. Heye, Jr.     139,400   $ 331,075       23,750        91,250             --             --
Mr. Michael R. Coker              --          --       72,500        42,500             --             --
Mr. Timothy J. Repp               --          --       34,375        43,125             --             --
Mr. David A. Schaetzel            --          --        3,000        43,000           $281           $844


(1)     Fair  market  value  of  the  Company's  Common  Stock  on  the  date  of exercise minus the exercise price of the options.

(2)     Fair  market value of the Company's Common Stock at October 31, 1999 ($4.00) minus the exercise price of the options solely to  the  extent  that  options  were  "in-the-money"  as  of  such  date.



REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION (1)

     The Compensation Committee of the Board is responsible for the administration of the compensation programs in effect for the Company's executive officers. These programs have been designed to ensure that the compensation paid to the executive officers is substantially linked to both Company and individual performance. Accordingly, a significant portion of the compensation for which an executive officer is eligible is comprised of variable components based upon individual achievement and Company performance measures.

     Executive  Compensation  Principles

     The design and implementation of the Company's executive compensation programs are based on a series of general principles. These principles may be summarized as follows:

- Align the interests of management and stockholders to build stockholder value by the encouragement of consistent, long-term Company growth.

- Attract and retain key executive officers essential to the long-term success of the Company.

- Reward executive officers for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company.

- Provide direct linkage between the compensation payable to executive officers and the Company's attainment of annual and long-term financial goals and targets.

--------------------
(1) THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED "FILED" WITH THE COMMISSION AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE EXCHANGE ACT, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

-     Emphasize  reward  for  performance at the individual and corporate level.

     Components  of  Executive  Compensation

     The components of the Company's executive compensation programs may be listed as follows, with a detailed summary provided below:

-     Base  Salary

-     Cash  Bonus

-     Long-Term  Incentives

-     Benefits  and  Perquisites

     Each component is calibrated to a competitive market position, with market information provided by compensation surveys prepared by independent consulting firms and information collected from companies selected by the Company's
Compensation Committee as appropriate comparators of compensation practices. The companies selected by the Compensation Committee as appropriate comparators are generally represented in the Nasdaq Computer Manufacturing Index, whose performance over the past five years is compared to that of the Company in the chart appearing under the heading "Performance Measurement Comparison".

Base  Salary

The base salary for each executive officer is determined on the basis of individual performance, the functions performed by the executive officer and the scope of the executive officer's ongoing responsibilities, and the salary levels in effect for comparable positions based on information provided by the compensation surveys referenced above and comparator information. The weight given to each of these factors varies from individual to individual. In general, base salary is designed primarily to be competitive within the relevant industry and geographic market. Most executive officer salaries in fiscal 1999 increased from fiscal 1998.

     Each executive officer's base salary is reviewed annually to ensure appropriateness, and increases to base salary are made to reflect competitive market increases and individual factors. Company performance does not play a significant role in the determination of base salary.

     Cash  Bonus

     The Company's Management Incentive Plan provides for the funding of a bonus pool based upon the Company's year-to-year rate of revenue growth and profit before tax. No funding of the bonus pool occurs if profit before tax does not exceed a threshold determined by comparing the cost of capital to the return on assets employed. Except for bonuses to Mr. Schaetzel, no bonuses were paid to executive officers for fiscal 1999, as the Company's profit before tax did not exceed such threshold.

     Long-Term  Incentives

     Long-term incentives are provided through stock option grants. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance. Customarily, option grants are made with exercise prices equal to the market price of the shares on the date of grant and will be of no value unless the market price of the Company's outstanding common shares appreciates, thereby aligning a substantial part of the executive officer's compensation package with the return realized by the stockholders.

     The size of each option grant is designed to create a meaningful opportunity for stock ownership and is based upon several factors, including relevant information contained in the compensation surveys described above, an assessment of the option grants of comparable companies and the individual performance of each executive officer.

     Each option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (customarily the market price on the grant date) over a specified period of time (customarily seven years). The option generally vests in equal installments over a period of four years, contingent upon the executive officer's continued employment with the Company.

     Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company and the market price of the underlying shares appreciates over the option term.

     In fiscal 1999, the Committee granted stock options to its executive officers as set forth in the table entitled "Stock Option Grants During Fiscal 1999" contained elsewhere in this proxy statement. The Committee believes that stock options, particularly incentive stock options, encourage long-term Company stock ownership, and therefore that such grants are in the best interests of the Company and its stockholders.

Benefits  and  Perquisites

     The benefits and perquisites component of executive compensation is generally similar to that which is offered to all of the Company's employees.

Chief  Executive  Officer  (CEO)  Compensation

     In setting the compensation payable to the Chief Executive Officer, William
B. Heye, Jr., the goal is to provide compensation competitive with other companies in the industry while at the same time making a significant percentage of Mr. Heye's potential earnings subject to consistent, positive, long-term Company performance. In general, the factors utilized in determining Mr. Heye's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs.

     Mr. Heye's salary in fiscal 1999 increased from fiscal 1998. Due to the Company's performance, the Committee did not award a cash bonus to Mr. Heye for fiscal 1999.

                                       Ronald  J.  Ritchie,  Chairman
                                       Raimon  L.  Conlisk

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     As noted above, during the fiscal year ended October 31, 1999, the Compensation Committee consisted of Messrs. Conlisk and Ritchie and, for portions of such year, Messrs. Caudill and Grega, none of whom is an employee of the Company. None of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a committee member.

                     PERFORMANCE MEASUREMENT COMPARISON (1)

     The following chart shows the total stockholder return of an investment of $100 on October 31, 1994 in cash of (a) the Company's Common Stock, (b) the Nasdaq Computer Manufacturing Index ("Nasdaq Computers") and (c) the CRSP Total Return Index for the Nasdaq Stock Market (United States companies) ("Nasdaq Total Return"). All values assume reinvestment of the full amount of all dividends and are calculated as of October 31 of each year.




           COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN ON INVESTMENT


                               [GRAPHIC  OMITTED]


                     OCT 94   OCT 95   OCT 96   OCT 97   OCT 98   OCT 99
-------------------  -------  -------  -------  -------  -------  -------
SBE, Inc.            100.000  158.065   53.226  180.645   85.484   51.613

Nasdaq Computers     100.000  169.859  213.431  280.521  445.821  873.258

Nasdaq Total Return  100.000  134.684  158.920  209.168  234.092  390.844

--------------------
(1) THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED "FILED" WITH THE COMMISSION AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

                             CERTAIN TRANSACTIONS

     In  November 1998, the Company amended a stock option that entitled William
B. Heye, Jr., the Company's President and Chief Executive Officer, to acquire 139,400 shares of the Company's Common Stock at $4.25 per share to provide that such option could be exercised pursuant to a deferred payment alternative. Thereafter, Mr. Heye exercised such option pursuant to the deferred payment alternative, with a net value realized (the difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Market for the date of exercise) of $331,075. In connection with such exercise, Mr. Heye borrowed $743,800 from the Company, an amount equal to the sum of the exercise price for such option and certain taxes payable by Mr. Heye upon such exercise. Such loan was evidenced by a full recourse promissory note in the amount of $743,800, the payment of which was secured by shares of the Company's Common Stock (including after-acquired shares) held by Mr. Heye with a fair market value in excess of the principal amount of the loan on the date of exercise. Such loan bears interest at a rate of 4.47% per annum, with interest payments due annually and the entire principal amount due in November 2000. At January 31, 2000, $743,800 of the principal amount of such note was outstanding.

     The Company has entered into indemnity agreements with certain officers and directors that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Certificate of Incorporation, as amended, and the Company's By-laws.



                                 OTHER BUSINESS

     The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                       By  Order  of  the  Board  of  Directors


                                       /s/ Timothy J. Repp

                                       Timothy  J.  Repp
                                       Chief Financial Officer, Vice  President,
                                       Finance  and  Secretary

February  21,  2000

                                    SBE, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 21, 2000

     The undersigned hereby appoints WILLIAM B. HEYE, JR. and TIMOTHY J. REPP, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SBE, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SBE, Inc. to be held at 4550 Norris Canyon Road, San Ramon, California, at 5:00 p.m. local time on March 21, 2000, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED
                                     BELOW.

PROPOSAL  1:     To  elect  one  director  to  hold office until the 2003 Annual
                 Meeting of Stockholders and until his or her successor is elected.

   |_|     FOR  the  nominee  listed          |_|     WITHHOLD  AUTHORITY
           below                                      to vote for the  nominee
                                                      below

     NOMINEE:     William  B.  Heye,  Jr.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 BELOW.

PROPOSAL  2:     To  ratify  the  selection of PricewaterhouseCoopers LLP as the
                 Company's  independent  auditors  for  the  fiscal  year ending
                 October 31, 2000

         |_|     FOR          |_|     AGAINST          |_|     ABSTAIN

                            (Continued on other side)

                           (Continued from other side)

                                       Dated: ____________,  2000

                                       _________________________________________

                                       _________________________________________
                                                     Signature(s)


                                       Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.